Exhibit 10.16

THIRD AMENDMENT TO
CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of March 21, 2019, is by and among Performant Business Services, Inc., a Nevada corporation (the “Borrower”), and ECMC Group, Inc., a Delaware non-profit corporation (the “Lender”).

RECITALS:

A.
The Borrower and Lender are parties to that certain Credit Agreement dated as of August 7, 2017 and amended by the Second Amendment to the Credit Agreement dated as of August 31, 2018 (collectively referred to as the “Credit Agreement”).

B.	The Parties desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and Lender hereby agree as follows:

1.
Defined terms.     All capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement, as amended hereby, except where the context otherwise requires or as otherwise provided herein.

2.	Amendments.

a.	Section 2.3 of the Credit Agreement is hereby amended and restated in full as follows:

“2.3. Extension of Maturity Date.

Borrower may, by written notice to Lender given no later than July 31, 2021, extend the Maturity Date for a one year period commencing on the then applicable Maturity Date and ending on fifth anniversary of the Closing Date, provided that concurrently with such written notice Borrower shall deliver to Lender Warrants representing the right to acquire 1% of the Diluted Common Equity of Parent. If Borrower extends the Maturity Date pursuant to the immediately preceding sentence, Borrower may, by written notice to Lender given no later than July 31, 2022, extend the then applicable Maturity Date for an additional one year period commencing on the then applicable Maturity Date and ending on the sixth anniversary of the Closing Date, provided that concurrently with such written notice Borrower shall deliver to Lender Warrants representing the right to acquire 1.5% of the Diluted Common Equity of Parent. In no event shall the Maturity Date be extended beyond the sixth anniversary of the Closing Date. In addition to the issuance of the warrants described above, the right of the Borrower to make any extension under this Section 2.3, is subject to satisfaction of the following conditions on the date of notice of extension from the Borrower and on effective date of such extension:

(a) the representations and warranties of Borrower or any other Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b) no Event of Default or Default shall have then occurred and be continuing.”

b.	Section 7.14.4 of the Credit Agreement is hereby amended in its entirety to provide as follows:

“7.14.4        Premiere Acquisition.

Notwithstanding anything to the contrary in this Section 7.14, neither the Borrower nor any other Loan Party shall be required to comply with the financial covenants set forth in Sections

Exhibit 10.16

7.14.1 and 7.14.2 above with respect to each Computation Period ending on the last day of the first six Fiscal Quarters beginning with the Borrower’s fourth Fiscal Quarter of 2018.”

3.
Conditions to Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) when, and only wen this Amendment has been executed on behalf of each of the Lender and the Borrower and delivered by each to the other party, and the Lender shall have received counterparts of a Reaffirmation in form satisfactory to the Lender, dated as of even date herewith, executed by the Guarantors.

4.	Representations, Warranties and Covenants. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender on the date hereof as follows:

(a)    the execution, delivery and performance by the Borrower of this Amendment does not and will not (i) require any consent or approval of any government agency or authority (other than any approval which has been obtained and is in full force and effect), (ii) conflict with (x) any provision of applicable law, (y) the charter, by-laws or other organizational documents of Borrower or any other Loan Party or (z) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any other Loan Party or any of their respective properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of Borrower, any Subsidiary or any other Loan Party (other than Liens in favor of Lender created pursuant to the Collateral Documents) in each case of the foregoing clauses (i), (ii) and (ii), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)    the representations and warranties contained in the Credit Agreement (as may be amended by this Amendment) are true and correct as of the date hereof as though made on that date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(c)    the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

(d)    after giving effect to this Amendment, there does not exist any Default or Event of Default.

5.    Reference to and Effect on the Loan Documents.
(a)    From and after the date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement in any other Loan Document shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)    Except as specifically set forth above, the Credit Agreement and each additional Loan Document remains in full force and effect and is hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any such other Loan Document.

6.
Entire Agreement. The Credit Agreement, as amended by this Amendment, collectively sets forth the entire understanding and agreements of the parties hereto in relation to the subject matter hereof and supersede any prior negotiations and agreements between the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Credit Agreement or any other Loan Document, as amended by this Amendment, shall bind any party hereto, and none of the Lender or the Borrower have relied on any such promise, condition, representation or warranty.

Exhibit 10.16

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which and together shall be considered an original, and together they shall constitute one and the same instrument.

8.
Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.
Governing Law; Jurisdiction; Venue; Jury Trial. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THIS AMENDMENT SHALL BE SUBJECT TO THE JURISDICTION, VENUE, AND JURY TRIAL PROVISIONS OF THE CREDIT AGREEMENT.

10.
Headings; Recitals. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. The Recitals hereto are incorporated herein by reference.

11.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective, permitted, successors, assigns.

12.
Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and conditions of the Credit Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

ECMC GROUP, INC.        PERFORMANT BUSINESS SERVICES, INC.
As Lender        As Borrower

By: /s/ Greg Van Guilder         By: /s/ Lisa Im
Its: Chief Investment Officer         Its: Chief Executive Officer
Date: 3-20-2019         Date: 3-21-2019

Exhibit 10.16

AFFIRMATION
Each of the undersigned, Guarantors under that certain Guarantee and Collateral Agreement dated as of August 11, 2017 (the “GCA”), hereby consents to the terms of that certain Third Amendment to Credit Agreement dated as of March 21, 2019 (the “Third Amendment”) to which this Reaffirmation is attached, between ECMC Group, Inc. and Performant Business Services, Inc., and hereby acknowledges that the obligations of each of the undersigned under the GCA and the other Loan Documents (as defined in the Credit Agreement) to which any of them is a party, continue in full force and effect from and after the Effective Date (as defined in the Third Amendment) of the Third Amendment after giving effect to the Third Amendment.

PERFORMANT FINANCIAL CORPORATION, a Delaware corporation
By: /s/ Lisa Im Name: Lisa Im Title: CEO
PERFORMANT RECOVERY, INC., a California corporation
By: /s/ Lisa Im Name: Lisa Im Title: CEO
PERFORMANT TECHNOLOGIES, LLC., a California limited liability company
By: /s/ Harold Leach Name: Harold Leach Title: Manager
PREMIERE CREDIT OF NORTH AMERICA, LLC, an Indiana limited liability company
By: /s/ Steven Sturgeon Name: Steven Sturgeon Title: Vice President Operations
HEALTHCARE BILLING ADMINISTRATORS, LLC, an Indiana limited liability company
By: /s/ Steven Sturgeon Name: Steven Sturgeon Title: Vice President Operations
Dated as of March 21, 2019.

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